September  07,  2000

Mr.  Peter  Lippold
President,
Card  &  More,  Inc.
Card  &  More,  LP
Plastikkartenvertrieb  GmbH
Challenge  Card  Design  Plastikkarten,  GmBH
1700  Montgomery  Street  ste.  111
San  Francisco,  CA  94111

VIA  FAX:  415-339-9148

Dear  Mr.  Lippold:

     The purpose of this letter of intent ("Letter") is to set forth certain nonbinding understandings and certain binding agreements between Upgrade International Corporation, a Washington Corporation ("UPGD"), and the Cards & More group ("GROUP"), with respect to an acquisition transaction (the "Acquisition") to be accomplished as set forth below.

     The numbered paragraphs below constitute a general guide to the material terms of the Acquisition, but they do not constitute a definitive agreement and they shall not be enforceable unless and until the parties reach and execute a definitive agreement regarding the Acquisition.

     1.  Transaction  Structure.  The parties contemplate that UPGD shall form a
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wholly-owned  subsidiary ("Newco"), that GROUP shall merge with and into. Owners of equity interests in GROUP shall receive cash consideration for 60% of the issued and outstanding equity interests in the GROUP, as more fully described below. The parties contemplate that the Acquisition shall qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

     2.  Due  Diligence.  UPGD  shall  have  a reasonable period of time, not to
         --------------
exceed 30 days, after execution of the definitive agreement regarding the Acquisition, within which it shall finish its due diligence investigation of the GROUP. UPGD shall have the right to terminate the agreement if, at the conclusion of such period of time, it is not reasonably satisfied with the results of its investigation. During the period prior to Closing, each party shall permit the other reasonable access to its books, records, facilities and personnel.


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     3.  Purchase Price.  Subject  to  paragraph  5, below, the "Purchase Price"
         --------------
shall be $12,000,000  for  60%  of  the  GROUP  payable  in  cash.

     4.  Financial  Condition. There shall be no decrease in GROUP's non current
         --------------------
assets, other than in connection with normal and recurring depreciation and amortization. At Closing, GROUP's liabilities, which shall include any GROUP obligations to pay money (whether in connection with debt or equity securities), shall be no more than $100,000.

     5.  Filings  and  Approvals.  UPGD and GROUP shall cooperate to prepare and
         -----------------------
cause to be filed a registration statement with the SEC in connection with this acquisition. UPGD and GROUP shall further cooperate to prepare all other filings required to effect the transaction.
Each party shall bear its own costs in connection with these filings and approvals.

     6.  Exclusivity;  Acquisition  Proposals  and  Break-up Fee. The definitive
         -------------------------------------------------------
documentation of the Acquisition shall include customary provisions regarding the obligation of GROUP and its insiders not to solicit or encourage any competing acquisition proposal, with appropriate flexibility left to GROUP's Board of Directors to enable it to perform its fiduciary duty to its shareholders, the violation of which shall result in GROUP paying UPGD a break-up fee of two percent (2%) of the transaction value.

     7.  Other  Terms.  The  definitive  documentation  of the Acquisition shall
         ------------
include such other terms and conditions, including representations, warranties and covenants, customary for transactions of this type. Additionally, the definitive agreement will include five year (5) employment contracts for the current management of the GROUP.

     The following lettered paragraphs constitute the legally binding and enforceable of agreement of UPGD and GROUP (in recognition of the significant costs to be borne by UPGD and GROUP in pursuing the execution of a definitive agreement regarding the Acquisition),

     A. Between the signing of this letter of intent and up to 30 days thereafter, the GROUP will not solicit or encourage any competing acquisition proposal front any person other than UPGD, nor will GROUP, or any of its stockholders, through any officer, director, agent, or otherwise, (1) solicit or initiate, directly or indirectly, or encourage submission of inquiries, proposals, or offers from any potential buyer (other than UPGD) relating to the disposition of the assets or securities of GROUP, or any part thereof (other than sales in the ordinary course) or (2) subject to fiduciary obligations under applicable law as advised in writing by counsel, participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, the disposition of assets or any securities of GROUP or any part thereof during the pendency of negotiations between UPGD and GROUP, and neither UPGD nor GROUP will unilaterally terminate these negotiations during the term of this Letter without cause.


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     B.     For violation of the preceding paragraph  A  by  GROUP or any of its stockholders, through any officer, director, agent, or otherwise, GROUP shall pay UPGD a break-up fee of 2% of the value of the transaction.

     C. GROUP shall conduct its business in the ordinary course consistent with prior practices. GROUP will not make or become obligated to make any capital expenditures or enter or become obligated to enter into any material contracts outside of the ordinary course of business consistent with GROUP's prior practice without GROUP's prior written approval or engage in any other transaction outside the ordinary course of business consistent with GROUP's prior practice. GROUP will not make any payment or distribution with respect to its share capital, whether by way of management fee, redemption, dividend, bonus, pay increase or otherwise. The definitive agreement shall contain other mutually acceptable limits on GROUP's conduct of business during the period prior to Closing.

     D. Subject to the terms set forth in paragraph G below respecting confidentiality and certain other matters, each party will afford the other's employees, auditors, legal counsel, and other authorized representatives all reasonable opportunity and access during normal business hours to inspect, investigate, and audit their respective businesses. Such inspection, investigation and audit shall be conducted m a reasonable manner during regular business hours.

     E. UPGD and GROUP will negotiate in good faith and use their best efforts to arrive at a mutually acceptable definitive agreement for approval, execution, and delivery on earliest reasonably practicable date. UPGD and GROUP will thereupon use their best efforts to effect the Closing and to proceed with the transactions contemplated by the definitive agreement as promptly as is reasonably practicable.

     F. Each of the undersigned represents and warrants that he has all necessary authority to execute this Letter and create a binding obligation enforceable according to its terms against the party on whose behalf he signs.

     G. Each party agrees to treat all nonpublic information concerning the other furnished, or to be furnished, by or on behalf of the other (collectively, the "Information") in accordance with the provisions of this paragraph, and to take, or abstain from taking, other actions set forth herein, Each party shall use the Information of the other solely for the purpose of evaluating the Acquisition, and it will be kept confidential by such party on a need to know basis; provided that (i) any of such Information may be disclosed to such party's officers, directors, employees, representatives, agents, and advisors who need to know such Information for the purpose of evaluating the Acquisition,
(ii) any disclosure of such Information may be made to which the other consents in writing and (iii) such Information may be disclosed if so required by law. If the Acquisition is not consummated each party will return to the other all material containing or reflecting the Information and will not retain any copies, extracts, or other reproductions thereof. The provisions of this paragraph G shall survive the termination of this Letter.


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
     H. Before executing the definitive agreement, neither Buyer nor Seller Shall make any public release of information regarding the matters contemplated Herein except as mutually agreed or as required by law,

     I. Each party shall bear its own costs in connection with all matters relating to the negotiation and execution of this Letter and the definitive agreement. However, in the event that the parties enter into a definitive agreement and the acquisition is not completed as a result of Upgrade failing to fund the acquisition, Upgrade will reimburse up to $100,000 of legal fees incurred by the GROUP.

     J. Except with respect to the enforcement of paragraphs A, B and G, if the definitive agreement is not signed on or before Oct 7, 2000, either party (if not in material breach of any of the binding provisions of this Letter) may terminate this Letter and thereafter this Letter shall have no force and effect and the parties shall have no further obligations hereunder.

     Please sign and date this Letter in the space provided below to confirm our mutual understandings and agreements as set forth in this Letter and return a signed copy to the undersigned. This letter may be signed in counterparts by facsimile, all of which taken together shall be considered a single executed original document. If we do not receive a signed copy of this letter on or before Sept 08, 2000, we will assume you have no further interest in pursuing this matter.


Very  truly  yours,

UPGRADE  INTERNATIONAL  CORPORATION


/s/  Daniel  Bland

By   Daniel  Bland
     Its  President

Acknowledged  and  agreed  to:

Cards  &  More,  Inc.

By  Peter  Lippold                           ----------------
     Its  President                               Date


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
     H. Before executing the definitive agreement, neither Buyer nor Seller shall make any public release of information regarding the matters contemplated herein except as mutually agreed or as required by law,

     I. Each party shall bear its own costs in connection with all matters relating to the negotiation and execution of this Letter and the definitive agreement. However, in the event that the parties enter into a definitive agreement and the acquisition is not completed as a result of Upgrade failing to fund the acquisition, Upgrade will reimburse up to $100,000 of legal fees incurred by the GROUP.

     J. Except with respect to the enforcement of paragraphs A, B and G, if the definitive agreement is not signed on or before Oct 7, 2000, either party (if not in material breach of any of the binding provisions of this Letter) may terminate this Letter and thereafter this Letter shall have no force and effect and the parties shall have no further obligations hereunder.

     Please sign and date this Letter in the space provided below to confirm our mutual understandings and agreements as set forth in this Letter and return a signed copy to the undersigned. This letter may be signed in counterparts by facsimile, all of which taken together shall be considered a single executed original document. If we do not receive a signed copy of this letter on or before Sept 08, 2000, we will assume you have no further interest in pursuing this matter.


Very  truly  yours,

UPGRADE  INTERNATIONAL  CORPORATION


/s/  Daniel  Bland

By   Daniel  Bland
     Its  President

Acknowledged  and  agreed  to:

Cards  &  More,  Inc.

/s/  Peter  Lippold
By  Peter  Lippold                              Sept.  07,  2000
                                                --------------------
     Its  President                                      Date


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